                                                          Exhibit No. EX-99.a.19

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                              ARTICLES OF AMENDMENT

     DFA Investment  Dimensions Group Inc., a Maryland  corporation,  having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended.

     SECOND:  The Charter of the Corporation is hereby amended (i) to change the name of the  "U.S.  Micro Cap  Portfolio  Shares"  class of common  stock of the
Corporation  to the "U.S.  Micro Cap  Portfolio  Institutional  Shares" class of common  stock;  (ii) to change the name of "The  United  Kingdom  Small  Company
Portfolio  Shares"  class of  common  stock of the  Corporation  to "The  United
Kingdom Small  Company  Portfolio  Institutional  Shares" class of common stock;
(iii) to change the name of "The Japanese Small Company  Portfolio Shares" class of common stock of the  Corporation  to "The Japanese  Small  Company  Portfolio
Institutional  Shares"  class of common  stock;  (iv) to change the name of "The
Continental  Small  Company  Portfolio  Shares"  class  of  common  stock of the
Corporation to "The Continental  Small Company Portfolio  Institutional  Shares"
class of common stock; (v) to change the name of the "Asia Pacific Small Company
Portfolio  Shares" class of common stock of the Corporation to the "Asia Pacific
Small Company  Portfolio  Institutional  Shares" class of common stock;  (vi) to change the name of the "U.S.  Small Cap Value Portfolio  Shares" class of common stock of the Corporation to the "U.S.  Small Cap Value  Portfolio  Institutional
Shares"  class  of  common  stock;   (vii)  to  change  the  name  of  the  "DFA
International  Small Cap Value  Portfolio  Shares"  class of common stock of the
Corporation to the "DFA  International  Small Cap Value Portfolio  Institutional
Shares"  class of  common  stock;  (viii) to  change  the name of the  "Emerging
Markets Small Cap Portfolio  Shares" class of common stock of the Corporation to the "Emerging Markets Small Cap Portfolio  Institutional Shares" class of common stock;  (ix) to change the name of the "DFA Short-Term  Municipal Bond Portfolio
Shares"  class  of  common  stock  of the  Corporation  to the  "DFA  Short-Term
Municipal Bond  Portfolio  Institutional  Shares" class of common stock;  (x) to change  the name of the "DFA  California  Short-Term  Municipal  Bond  Portfolio
Shares"  class  of  common  stock  of the  Corporation  to the  "DFA  California
Short-Term Municipal Bond Portfolio Institutional Shares" class of common stock;
and (xi) to change the name of the "T.A.  U.S.  Core Equity 2 Portfolio  Shares"
class of  common  stock of the  Corporation  to the  "T.A.  U.S.  Core  Equity 2
Portfolio Institutional Shares" class of common stock.

     THIRD: The foregoing amendments to the Charter as set forth above have been duly approved by a majority of the entire Board of Directors of the  Corporation as  required by law and are limited to changes  expressly  permitted  by Section
2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH:  The amendments to the Charter as set forth above do not change the
preferences,   conversion  or  other  rights,   voting   powers,   restrictions,
limitations  as  to  dividends,   qualifications,  or  terms  or  conditions  of
redemption of the shares of the classes of common stock of the Corporation  that are the subject of the amendments.

     FIFTH:  These Articles of Amendment  shall become  effective on October 10,
2007.

                         [signatures begin on next page]

     IN WITNESS WHEREOF,  DFA Investment  Dimensions Group Inc. has caused these
Articles  of  Amendment  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
28th day of September,  2007;  and its Vice  President  acknowledges  that these
Articles of Amendment are the act of DFA Investment  Dimensions  Group Inc., and
he further  acknowledges that, as to all matters or facts set forth herein which are required to be verified  under oath,  such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                       DFA INVESTMENT DIMENSIONS
                                              GROUP INC.

By:   /s/Valerie A. Brown                     By:   /s/Jeff J. Jeon
      Valerie A. Brown, Assistant Secretary         Jeff J. Jeon, Vice President